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                                                                    EXHIBIT 99.2

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September 7, 2001, by and among divine, inc., a Delaware corporation (the "Corporation"), and UBS AG, a bank organized under the laws of Switzerland ("UBS").

                                R E C I T A L S
                                ---------------

      A. The Corporation and UBS have entered into that certain letter agreement, dated as of the date hereof (the "Share Exchange Agreement"), pursuant to which UBS shall exchange 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of Parlano, Inc., a Delaware corporation (the "Share Purchase"), for 3,596,007 shares of Class A Common Stock of the Corporation (the "Shares").

     B. It is a condition precedent to the Share Purchase that the Corporation and UBS enter into this Agreement;

     C.  The Corporation and UBS desire to enter into this Agreement.

                                   AGREEMENTS
                                   ----------

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Definitions. As used in this Agreement:
         -----------
     "Class A Common Stock" means the Class A Common Stock, $0.001 par value per share of the Corporation.

     "Class B Common Stock" means the Class B Common Stock, $0.001 par value per share, of the Corporation.

     "Closing" has the meaning set forth in the Share Exchange Agreement.

     "Commission" means the United States Securities and Exchange Commission or any successor thereto.

     "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, as the same shall be in effect from time to time.

     "Person" means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section
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13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

     "Registrable Shares" means at any time (i) any Shares then outstanding;
(ii) any shares of Class A Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any Shares; and (iii) any shares of Class A Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i) or (ii); provided, however, that Registrable Shares shall not include any shares (a) which have been disposed of pursuant to an effective registration statement under the Securities Act, (b) sold or otherwise transferred in a transaction in which the rights under the provisions of this Agreement have not been assigned, or (c) which have been sold under Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the then-existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

     "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

     2.  Mandatory Registration.
         -----------------------

     (a) Within sixty (60) days after the Closing, the Corporation shall file with the Commission, a registration statement on Form S-3, which shall register, either by themselves or together with other shares of Class A Common Stock, the Registrable Shares for resale. The Corporation, with the assistance of UBS, shall promptly respond to any Commission comments on such registration statement and shall otherwise use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable.

     (b) The Corporation shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of such registration statement. Without limiting the foregoing, the Corporation shall ensure that such registration statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Corporation shall not be responsible for the accuracy or completeness of any information relating to UBS or furnished by UBS in writing for inclusion in such registration statement).

     3. Registration Procedures. The Corporation will use its reasonable best efforts to effect the registration of the Registrable Shares and, pursuant thereto, the Corporation will as expeditiously as reasonably possible:

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     (a)  prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of twenty-four (24) months;

     (b) the Corporation shall include a "Plan of Distribution" section in the prospectus contained in such registration statement and indicate therein that selling stockholders may offer the Registrable Shares from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the Nasdaq National Market, or in private transactions and that the selling stockholders may effect such transactions by selling the shares to or through broker-dealers or in underwritten offerings.

     (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

     (d) furnish to UBS such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as UBS may reasonably request in order to facilitate the disposition of the Registrable Shares owned by UBS;

     (e) notify UBS, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of UBS, the Corporation will promptly prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (and UBS shall suspend the use of the prospectus until the requisite changes thereto have been made);

     (f) use its reasonable best efforts to cause all such Registrable Shares to be listed on each securities exchange or market on which the Common Stock is then listed;

     (g) use its reasonable best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Shares;

     (h) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

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     (i)  enter into such customary agreements (and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares;

     (j) advise UBS, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if any such stop order shall be issued (and, if such stop order shall be issued, UBS shall suspend the use of the prospectus until it shall be withdrawn); and

     (k) notwithstanding any provision of this Section 3 to the contrary, the Corporation shall not be required to amend or supplement a prospectus if
     (i) such amendment or supplement would require the Corporation to disclose a material financing, acquisition or other transaction then being pursued by the Corporation and the Corporation shall determine in good faith that such disclosure is not in the best interests of the Corporation or would interfere with such transaction or (ii) the Corporation shall determine in good faith that there is a valid business purpose or reason for suspending the use of such prospectus in accordance with Section 3(d) hereof instead of making such amendment or supplement; provided that, in either case, the suspension of the use of such prospectus shall be for a reasonable period not to exceed sixty (60) days in any one (1) year period.

     4.   UBS' Covenants.
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     (a)  UBS shall furnish to the Corporation in writing such information relating to it as the Corporation may reasonably request in writing in connection with the preparation of such registration statement, and UBS agrees to notify the Corporation as promptly as reasonably practicable of any inaccuracy or change in information it has previously furnished to the Corporation or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding UBS or the distribution of such Registrable Shares or omits to state any material fact regarding UBS or the distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to the Corporation any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to UBS or the distribution of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (b) UBS agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3(d), (i) or (j) hereof, UBS will forthwith discontinue disposition of such Registrable Shares covered by such registration statement or prospectus until UBS' receipt of the copies of the supplemental or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Corporation that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Corporation, UBS will deliver to the Corporation all copies, other than

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permanent file copies then in UBS' possession, of the prospectus covering the
Registrable Shares current at the time of receipt of such notice provided, that in any case, the suspension of the use of such prospectus shall be for a reasonable period not to exceed sixty (60) days in any one year period.

     5.   Registration Expenses.
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     5.1. Corporation's Expenses.  All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses") shall be borne by the Corporation.

     5.2. Holder's Expenses. Notwithstanding anything to the contrary contained herein, UBS shall bear and pay all transfer taxes applicable to the Registrable Shares sold for such holder's account and all fees and disbursements of counsel such holder retains in connection with the registration of Registrable Shares.

     6.   Indemnification.
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     6.1. By the Corporation.  The Corporation agrees to indemnify, to the extent permitted by law, UBS and any other holder of Registrable Shares participating in the registration, and each of their managers, officers and directors and each Person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys' fees) ("Liabilities") caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. The payments required by this Section 6.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

     6.2. By Each Holder. In connection with any registration statement in which UBS or another holder of Registrable Shares is participating, each such holder shall furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests relating to information about the holder for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only

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to the extent that such untrue statement or omission related to such holder and is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares, and the liability of each such holder of Registrable Shares under this Section 6 shall be limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

     6.3. Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided any such failure shall not relieve the indemnifying party of liability hereunder, except to the extent that the indemnifying party is prejudiced or injured by such failure, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     6.4. Contribution. To the extent any indemnification by an indemnifying party provided for in this Section 6 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     6.5. Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

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     7.   Compliance with Rule 144.  At the request of UBS if it proposes to sell securities in compliance with Rule 144 of the Commission, the Corporation will (i) forthwith furnish to UBS, upon request, a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time, and (ii) use its reasonable best efforts to make available to the public and UBS such information as will enable UBS to make sales pursuant to Rule 144.

     8.   Lock-Up and Holdback Agreements.
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     (a)  UBS and each holder of Registrable Shares agrees, during the period commencing on the date hereof and ending on the first anniversary of the effective date of the registration statement filed under and pursuant to Section 2 hereof (the "Lock-Up Period"), not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale or disposal, more than fifteen percent (15%) of the Registrable Shares during any three-month period.

     (b) UBS and each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90) days following the effective date of an underwritten Public Offering (except as part of such underwritten registration), in each case unless the underwriters managing the registered Public Offering otherwise agree; provided that all executive officers and directors of the Corporation shall also have agreed not to effect any sale, disposition or distribution of any Registrable Shares under the circumstances and pursuant to the terms set forth in this Section 8 unless the underwriters managing the registered Public Offering otherwise agree. UBS and each holder of Registrable Shares agrees to enter into customary lock-up agreements consistent with the foregoing if requested by any underwriter of any such Public Offering.

     9.   Miscellaneous.
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     9.1. Other Registration Rights.  The Corporation may hereafter grant to any
Person or Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of the Registrable Shares.

     9.2. Assignment of Registration Rights. The registration rights of UBS under this Agreement with respect to any Registrable Shares may be assigned to any Person who acquires such Registrable Shares; provided that (a) UBS shall give the Corporation written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound to the same extent and in the same capacity as UBS by the provisions of this Agreement; and (c) such assignee acknowledges, immediately following such assignment, the further disposition of such securities by such assignee is restricted under the Securities Act.

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     9.3.  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

     9.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of, and shall not be utilized in interpreting, this Agreement.

     9.6. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

     If to the Corporation, to:

               divine, inc.
               1301 North Elston Avenue
               Chicago, Illinois 60610
               Attention:  General Counsel

               with a copy to:

               Katten Muchin Zavis
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois  60661
               Attention:  Patrick J. Morris, Esq.

               If to UBS, to:

               UBS AG
               141 West Jackson Boulevard
               Chicago, Illinois 60604
               Attention:  Mr. Patrick O'Donnell, Managing Director


               with a copy to:

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               UBS Warburg
               UBS Warburg Center
               677 Washington Boulevard.
               Stamford, CT  06901-3793
               Attention:  James Petrie, Esq.

     9.7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

     9.8. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation and UBS. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     9.9. Final Agreement. This Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

     9.10. Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     9.11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

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     IN WITNESS WHEREOF, the corporation has executed this Agreement on the date first set forth above.


                              divine, inc.



                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------


                              UBS AG



                              By:
                                 --------------------------------
                              Its:
                                  -------------------------------

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